Exhibit 10.1
FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     THIS FIRST AMENDMENT (“Amendment”), effective March ___, 2007, to the Second Amended and Restated Stockholders Agreement, dated August 30, 2005 (the “Agreement”), is made by and among MetroPCS Communications, Inc., a Delaware corporation (the “Company”) and the “Stockholders,” as defined in the Agreement.
W I T N E S S E T H:
     WHEREAS, the Company and the Stockholders entered into the Agreement as of August 30, 2005;
     WHEREAS, the Company’s Board of Directors (the “Board”) has approved and adopted the Amendment, subject to the approval and adoption by the Stockholders in accordance with the Agreement; and
     WHEREAS, the Stockholders desire to amend the Agreement to (i) set forth certain participation rights of the Company’s stockholders with respect to the Company’s initial public offering of Common Stock (as defined in the Agreement) pursuant to the Registration Statement on Form S-1 (File No. 333-139793) (the “Registration Statement”), and (ii) make certain changes with respect to the limitations on sale or distribution set forth in Section 6.13 of the Stockholders Agreement.
     NOW THEREFORE, the parties, in consideration of the foregoing and intending to be legally bound, hereby agree to amend the Agreement as follows:
     1. All capitalized terms used herein which are not defined herein shall have the meanings ascribed to such terms in the Agreement.
     2. The following is added to the end of Section 6.2 of the Agreement as subsection (d):
          (d) Registration of Securities on Form S-1 (File No. 333-139793). Notwithstanding anything herein to the contrary, in connection with the Company’s contemplated initial public offering of Common Stock pursuant to the Registration Statement (the “IPO Registration”), the following participation rights shall apply with respect to the maximum number of shares of Common Stock held by the Stockholders that the managing underwriters of the IPO Registration have advised the Company that in their good faith opinion may be included in the initial sale to the underwriters pursuant to the IPO Registration or that may be sold to the underwriters’ pursuant to the exercise of any overallotment option (the maximum number of shares in such initial sale and any overallotment, each the “Maximum Secondary Shares”) by the selling stockholders (“Selling Stockholders”) and persons holding options (“Options”) to acquire shares of Common Stock (“Selling Optionholders”) without materially and adversely affecting the offering of such shares (the “Secondary Shares”):

          (i) The Preferred Stockholders shall be entitled to sell up to 60% of the Maximum Secondary Shares (“Maximum Preferred Secondary Shares”). If the amount of Preferred Stock (on an as converted basis) offered by the Preferred Stockholders who are Selling Stockholders exceeds the Maximum Preferred Secondary Shares, then each Preferred Stockholder who is a Selling Stockholder will be permitted to sell its pro rata share of the Maximum Preferred Secondary Shares based on the number of shares of Preferred Stock (on an as converted basis) held by each such Preferred Stockholder who is a Selling Stockholder relative to the number of shares of Preferred Stock (on an as converted basis) held by all Preferred Stockholders who are Selling Stockholders;
          (ii) The Common Stockholders shall be entitled to sell up to 30% of the Maximum Secondary Shares (“Maximum Common Secondary Shares”). If the amount of Common Stock offered by the Common Stockholders who are Selling Stockholders exceeds the Maximum Common Secondary Shares, then each Common Stockholder who is a Selling Stockholder will be permitted to sell its pro rata share of the Maximum Common Secondary Shares based on the number of shares of Common Stock held by each such Common Stockholder who is a Selling Stockholder relative to the number of shares of Common Stock held by all Common Stockholders who are Selling Stockholders; and
          (iii) The Selling Optionholders shall be entitled to sell up to 10% of the Maximum Secondary Shares (“Maximum Option Secondary Shares”). If the number of shares of Common Stock purchasable upon exercise of Options offered by the Selling Optionholders exceeds the Maximum Option Secondary Shares, then each Selling Optionholder will be permitted to sell its pro rata share of the Maximum Option Secondary Shares based on the number of shares of Common Stock purchasable upon exercise of Options (vested and unvested) held by each such Selling Optionholder relative to the number of shares of Common Stock purchasable upon exercise of Options (vested and unvested) held by all Selling Optionholders.
     If, after giving effect to paragraphs (i), (ii) and (iii) of this Section 6.2(d), the total number of Secondary Shares contributed by the Selling Stockholders and Selling Optionholders is less than the Maximum Secondary Shares (such shortfall, the “Unallocated Secondary Shares”), then the Unallocated Secondary Shares shall be allocated as follows: (A) first, to Preferred Stockholders, pro rata based on the number of shares of Preferred Stock (on an as converted basis) held by each such Preferred Stockholder who is a Selling Stockholder relative to the number of shares of Preferred Stock (on an as converted basis) held by all Preferred Stockholders who are Selling Stockholders, (B) second, to Common Stockholders, pro rata based on the number of shares of Common Stock held by each such Common Stockholder who is a Selling Stockholder relative to the number of shares of Common Stock held by all Common Stockholders who are Selling Stockholders, and (C) third, to the Selling Optionholders, pro rata based on the number of shares of Common Stock purchasable upon exercise of Options (vested and unvested) held by each such Selling Optionholder relative to the number of shares of Common Stock purchasable upon exercise of Options (vested and unvested) held by all Selling Optionholders.
     Notwithstanding anything contained herein to the contrary, in no event may a Selling Optionholder or a Common Stockholder who is an employee of the Company as of the date hereof (each a “Selling Employee Stockholder” and, collectively, the “Selling Employee Stockholders” and, together with the Selling Optionholders, each a “Selling Employee” and, collectively, the “Selling Employees”) sell in the aggregate, when taking into consideration all shares of Common Stock and shares of Common Stock purchasable upon exercise of Options (vested and unvested) held by such Selling Employee, in excess of the lesser of (a) 10% of their total holdings, including all shares of Common Stock and shares of Common Stock purchasable upon the exercise of Options (vested and unvested) and (b) the maximum percentage that any Selling Optionholder is allowed to sell as a percentage of their total holdings, including all shares of Common Stock and shares of Common Stock purchasable upon the exercise of Options (vested and unvested); provided, however, that with respect to the Maximum Secondary Shares included in any overallotment option, the percentage in clause (a) of this sentence shall be 15%.
          Notwithstanding the foregoing, after determination of the number of shares of Common Stock a Selling Stockholder may sell after giving effect to paragraphs (i), (ii) and (iii) and the two preceding paragraphs of this Section 6.2(d), each Selling Stockholder may designate which of its shares of Common Stock to be sold pursuant to the IPO Registration, including shares obtained upon the conversion of shares of Preferred Stock or the exercise of Options held by such Selling Stockholder.
          For purposes of this Section 6.2(d), any holder of Common Stock shall be deemed to be a “Common Stockholder” and any holder of Preferred Stock shall be deemed to be a “Preferred Stockholder,” and, for the avoidance of doubt, a holder of both Common Stock and Preferred Stock can be both a Common Stockholder and Preferred Stockholder with respect to, and to the extent of, their Common Stock and Preferred Stock holdings, respectively.
          The provisions of this Section 6.2(d) shall be effective only with respect to the Company’s IPO Registration, and shall automatically terminate and be of no further force and effect upon the earlier of (1) December 31, 2007 or (2) the withdrawal or termination of the IPO Registration for any reason.
     3. Section 6.13 is hereby amended and restated in its entirety to read as follows:
     If a registration under this Agreement shall be in connection with the Initial Public Equity Offering of equity securities of the Company, each Stockholder hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock or Preferred Stock, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 180 days after the effective date of such registration statement or such shorter period requested by the applicable underwriter (the “Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this sentence shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the managing underwriter waives, in writing, such extension. Each Stockholder agrees to execute any lockup agreement containing the foregoing terms, and such other customary and reasonable restrictions on resale, as may be required by such applicable underwriter.
     4. Except as expressly modified or amended herein, the Agreement shall be unmodified and shall remain in full force and effect.

        IN WITNESS WHEREOF, this Agreement is effective as of the first date above written.

METROPCS COMMUNICATIONS, INC.

By:	Name: Roger D. Linquist Title: Chief Executive Officer and President